UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13 2013

THE GRAYSTONE COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-54254 (Commission File No.)	27-3051592 (IRS Employer Identification No.)

2620 Regatta Drive, Ste 102
Las Vegas, NV 89128
(Address of principal executive offices, including ZIP code)

(888) 552-3750
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events

The Company announced today that it has received approval from Financial Industry Regulatory Authority ("FINRA") clearing the reverse stock split previously approved by its stockholders. According to FINRA's approval, the reverse stock split will take effect on Monday, September 16, 2013 ("Effective Date"). On the Effective Date, the Company's trading symbol will be changed from "GYST" to "GYSTD" for approximately 20 business days after which it will revert to GYST. Upon the effectiveness of the reverse stock split, there will be 538,163 shares of our common stock issued and outstanding.

All records of the Company's transfer agent will be updated to reflect the change. On the Effective Date, the transfer agent will provide instructions to stockholders relating to the issuance of book-entry evidence of ownership giving effect to the reverse stock split and to the issuance of new stock certificates. Shares held as part of the DTC System will be automatically adjusted on the same basis.

SIGNATURE

The Graystone Company, Inc.
Dated: September 13, 2013
	By:	/s/ Joseph Mezey
Name: Joseph Mezey
Title: CFO